EXHIBIT 10.2

                                   ROSENTHAL
                                BUSINESS CREDIT

                                 A DIVISION OF
                          ROSENTHAL & ROSENTHAL, INC.


                                                                November 1, 2005

Alliance Distributors Holding, Inc.
15-15 132nd Street
College Point, NY 11356

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Financing Agreement entered into between us dated November 11, 2004 and as amended and/or supplemented (the "Financing Agreement").

      This will confirm that, effective November 1, 2005, the Financing Agreement is amended as follows:

      1. Section 1.14 is deleted in its entirety, and the following is substituted in its place:

      "1.14 "Margin" shall mean one and one half percent (1.5%) per annum."

      2. Section 1.15 is deleted in its entirety, and the following is substituted in its place:

      "1.15 "Maximum Credit Facility" shall mean $10,000,000."

      3. Section 1.16 14 is deleted in its entirety, and the following is substituted in its place:

      "1.16 "Maximum Inventory Loan" shall mean $3,500,000".

      4. The second sentence of Section 2.1 is deleted in its entirety, and the following is substituted in its place:

      "The Receivable Availability shall mean an amount equal to eighty five percent (85%) (the "Receivables Advance Percentage") of the Net Amount of Eligible Receivables which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and celar of all interests, claims, and rights of others."

      5. Section 6.9 is deleted in its entirety, and the following is substituted in its place:

      "6.9 Borrower shall, until payment in full of all Obligations to Lender and termination of this Agreement, cause to be maintained at the end of each fiscal quarter (i.e. December, March, June, September) Tangible Net Worth is an amount not less than $2,900,000, Working Capital of not less than $2,500,000 and a ratio of total debt to Tangible Net Worth of no greater than 3.25 to 1."

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      In consideration of our agreement to amend the Financing Agreement as set forth above, you hereby agree to pay us a fee of $10,000 which is fully earned and chargeable to your account as of the date hereof.

      Except as hereinabove specifically set forth, the Financing Agreement shall continue unmodified.

                                             Very truly yours,

                                             ROSENTHAL & ROSENTHAL

                                             By: /s/ James Occhiogrosso
                                                 ----------------------
                                             James Occhiogrosso
                                             Senior Vice President

Agreed:

ALLIANCE DISTRIBUTORS HOLDING, INC.

By: /s/ Jay Gelman
    -----------------------
    Jay Gelman
    Chief Executive Officer